DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484 -359 - 3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(DNBF - OTC Bulletin Board)

DNB Financial Corporation
Declares a $0.13 Cash Dividend

(August 27, 2008 -- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, have declared a cash dividend of $0.13 per share for the third quarter of 2008 to shareholders of record on September 10, 2008. The cash dividend will be paid on September 20, 2008.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a $524.7 million community bank headquartered in Downingtown, Pennsylvania. Founded in 1860, DNB First is the oldest independent bank in Chester County, with eleven full service and two limited service offices in Chester and Delaware Counties. In addition to a broad array of consumer banking products, DNB offers commercial and construction lending, commercial leasing, cash management, brokerage and insurance through DNB Financial Services, and trust services through DNB Advisors. DNB Financial Corporation’s shares are traded on the OTC Bulletin Board under the symbol: DNBF.  We invite our customers and shareholders to visit our website at http://www.dnbfirst.com.

This press release contains statements that are not of historical facts and may pertain to future operating results or events or management’s expectations regarding those results or events. These are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or words of similar meaning, or future or conditional verbs, such as “will”, “would”, “should”, “could”, or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are either beyond our control or not reasonably capable of predicting at this time. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. Readers of this press release are accordingly cautioned not to place undue reliance on forward-looking statements. DNB disclaims any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise.